EXHIBIT 23.2


             Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-74267 and 333-34484) of The Earthgrains Company of our report dated April 28, 2000 relating to the financial statements, which appears in this Form 8-K.

/s/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP

St. Louis, Missouri
May 30, 2000